STACEY'S BUFFET, INC.

                  Notice of Annual Meeting of Stockholders

                                June 26, 1998

      The annual meeting of stockholders of Stacey's Buffet, Inc., a Florida corporation (the "Company"), will be held at 10:00 A.M. local time on June 26, 1998 at The offices of Gadsby & Hannah LLP, 225 Franklin Street, 22nd Floor, Boston, Massachusetts, for the purposes of considering and voting upon.

      (1)    The election of the Board of Directors;

      (2) The appointment of KPMG Peat Marwick as independent auditors for the Company;

      (3)    Approval of 1997 Combination Stock Option Plan; and

      (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 27, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

      A copy of the Annual Report for the fiscal year ended December 31, 1997, is enclosed for your information and review.

          ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING YOUR PROXY CARD DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE MEETING AND VOTE YOUR SHARES IN PERSON.

                                       By Order of the Board of Directors,



                                       Peter J. Hurley, Chairman

Clearwater, Florida
April 30, 1998


                            STACEY'S BUFFET, INC.
                     12812 60th Street North, Suite 200
                          Clearwater, Florida 33760

                            --------------------
                               PROXY STATEMENT
                            --------------------


      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Stacey's Buffet, Inc. (the "Company") for use at the forthcoming 1998 Annual Meeting of Stockholders to be held on June 26, 1998 at 10:00 A.M. at The offices of Gadsby & Hannah LLP, 225 Franklin Street, 22nd Floor, Boston, Massachusetts, and at any adjournment of that meeting (the "Meeting"). Shares represented by fully executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting.

      Each proxy will be voted in accordance with the stockholder's instructions. If no choice is specified on a proxy, it will be voted in favor of the proposals set forth in the Notice of Meeting. Any proxy may be revoked by the stockholder at any time before it is exercised by filing a later dated proxy or a written notice of revocation with Peter J. Hurley, Chairman of the Board of Directors of the Company, or by voting in person at the Meeting.

      Provided that a quorum is present, the proposals set forth in this Proxy Statement will require the affirmative vote of the holders of a majority of the shares of the Common Stock of the Company present, in person or by proxy, at the Meeting. The presence, in person or by properly executed proxies, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Meeting.

      The Board of Directors does not know of any matters other than those set forth herein to be considered and acted upon at the Meeting. If any other matters are presented properly to the Meeting for action, it is expected that the persons named in the proxy will vote on such matters in accordance with their best judgment.

      The Company's Annual Report for the year ended December 31, 1997, is being mailed to stockholders at the same time as this Proxy Statement. The date of mailing of this Proxy Statement is expected to be on or about May 15, 1998.

      The close of business on April 27, 1998, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. On the record date, the Company had outstanding 2,493,144 shares of $.01 par value Common Stock, entitled to one vote each.

      The Board of Directors hopes that each stockholder will attend the Meeting. Whether or not you plan to attend you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope in order to assure that the Meeting will have a quorum. Your prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Stockholders who attend the Meeting may vote their stock personally even though they may previously have submitted proxies.

      The executive office of the Company is located at 12812 60th Street North, Suite 200, Clearwater, Florida 33760, and its telephone number is
(813) 507-0335.


MATTERS FOR SUBMISSION TO STOCKHOLDERS:

                          1.  ELECTION OF DIRECTORS

Nominees for Election

      At the Meeting, management intends to nominate two directors to be elected, each to serve until the next annual meeting of stockholders or as otherwise provided in the Bylaws of the Company. Unless otherwise indicated, votes will be cast pursuant to the accompanying proxy for the election of the nominees listed below. Should any nominee become unable to accept nomination or election for any reason, it is intended that votes will be cast for a substitute nominee designated by management. Management has no reason to believe the nominees named will be unable to serve if elected.

      The nominees, together with certain information regarding them, are as follows:

PETER J. HURLEY, 41

      On February 17, 1998, Mr. Hurley was appointed interim CEO of the Company and on March 3, 1998, Mr. Hurley was appointed President, CEO, and Chairman of the Board of Directors of the Company. Mr. Hurley also serves as Secretary to the Company. Mr. Hurley is not, however, an employee of the Company and serves in the foregoing positions pursuant to his employment with Harrison Hurley & Co. which has been retained by the Company to provide management services. Mr. Hurley has served the Company as a director since March 1996. In 1986, Mr. Hurley co-founded and is the chief executive officer of Harrison Hurley & Co., a business consulting and merchant banking firm which has served over two hundred and fifty U.S. and international business clients.

STEPHEN J. MARRIER, 41

      In February 1995, Mr. Marrier was named acting chief executive officer and vice-chairman of the Board of Directors of the Company. In July 1995, Mr. Marrier became chief executive officer and chairman of the Board of Directors of the Company. As part of the strategic alliance with Star Buffet, Stephen J. Marrier resigned as the Company's President, CEO and Chairman of the Board of Directors on October 31, 1997. Mr. Marrier has served the Company as a director since December 1992. For the past ten years, Mr. Marrier has been president of The Marrier Group, Inc., an investment and consulting firm.

Committees of the Board of Directors

      The Board of Directors has the following standing committees:
Executive Committee, Audit Committee, Compensation Committee and Nominating Committee.

      The Executive Committee has the general power to act on behalf of the Board. The members of the Executive Committee are Mr. Marrier and Mr. Hurley.

      The Audit Committee is responsible for the review of the accounting principles and audit practices of the Company. The Audit Committee is currently composed of Mr. Hurley.

      The Compensation Committee reviews recommendations for the compensation of management and personnel of the Company. The Compensation Committee is currently composed of Mr. Hurley.

      The Nominating Committee is responsible for recommending individuals for election to the Board of Directors. The members of the Nominating Committee are Mr. Marrier and Mr. Hurley. Due to the Company's current financial difficulties, the Nominating Committee has been unable to identify additional director nominees willing to serve the Company at this time.

      There were nine meetings of the Board of Directors during the fiscal year ended December 31, 1997. Each director attended at least 75% of the total number of board and committee meetings held while he served as a director or member of the committee. The only meetings of a committee of the Company separate from the meetings of the Board of directors were the meetings of the Compensation Committee which met three times in 1997 (February 20, July 30 and August 20, 1997) and the Audit Committee which also met three times in 1997 (March 31, August 20 and November 13, 1997).

      Board members who are not employees of the Company receive a fee of $1,250 for each regular meeting attended, $1,000 for each committee meeting attended that is separate from the regular board meetings and a $7,500 annual fee.

                          2.  ELECTION OF AUDITORS

      Upon the approval of a majority of the stockholders, the Board of Directors proposes to adopt a resolution appointing KPMG Peat Marwick as auditors of the Company for the ensuing year. KPMG Peat Marwick has audited the Company's financial statements since 1986. Representatives of KPMG Peat Marwick are expected to be present at the annual meeting with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Board of Directors recommends a vote FOR this selection.

           3.  APPROVAL OF THE 1997 COMBINATION STOCK OPTION PLAN

      On August 1, 1997, the Board of Directors adopted the 1997 Combination Stock Option Plan (the "1997 Stock Option Plan"), which is available to certain directors, officers and employees of the Company. The 1997 Stock Option Plan permits the issuance of non-qualified and incentive stock options.

      On August 20, 1997 the Compensation Committee approved amendments to the 1997 Stock Option Plan consisting of: (i) the vesting of options granted to outside Board members (directors who are neither officers nor employees) at the time of grant; (ii) the vesting as of August 1, 1997 of all options granted prior to August 20, 1997; and (iii) the exercise price for all beneficiaries of the 1997 Stock Option Plan was reset at the quoted price of the Company's stock as of August 1, 1997, $1.375 per share.

Description of the 1997 Stock Option Plan
-----------------------------------------

      Purposes. The purposes of the 1997 Stock Option Plan are to: (i) provide long-term incentives and rewards to those directors, officers and employees of the Company and any other persons who are in a position to contribute to the long-term success and growth of the Company; (ii) assist the Company in retaining and attracting executives and key employees with requisite experience and ability; and (iii) associate more closely the interests of the participants in the 1997 Stock Option Plan with the interests of the Company's stockholders.

      Administration. The 1997 Stock Option Plan is administered by the Compensation Committee, as designated by the Board of Directors of the Company, or, in connection with the grant of Stock Options that might not otherwise qualify under the provisions of Section 16 promulgated under the Securities Exchange Act of 1934, by the Board of Directors as a whole. Subject to the provisions of the 1997 Stock Option Plan and provided that all actions taken shall be consistent with the purposes of the plan, the Compensation Committee has the authority to determine the persons to whom awards shall be granted, the size and form of the Stock Options, the terms and conditions upon which such Stock Options may be exercised, and other terms and provisions governing the 1997 Stock Option Plan.

      Eligible Participants. Subject to certain limitations, awards of non-qualified stock options under the 1997 Stock Option Plan may be granted to any employee, officer or director of the Company and any other persons in position to contribute to the long-term success and growth of the Company and its subsidiaries. Only directors, officers and employees of the Company may be granted Incentive Stock Options under the 1997 Stock Option Plan.

      Granting of Options. Incentive Stock Options ("ISOs") and non-qualified stock options ("NQSOs") may be granted under the 1997 Stock Option Plan.

      Option Duration. The term of each stock option will be fixed by the Compensation Committee, provided that no Stock Option will be exercisable more than ten (10) years after the date the Option is granted. An ISO granted to a recipient owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall not be exercisable for more than five (5) years from the date of grant.

      Option Price. The option price for any NQSO granted under the 1997 Stock Option Plan shall be no less than the par value of the Common Stock of the Company. The option price for any ISO granted under the 1997 Stock Option Plan shall not be less than the fair market value of the Common Stock of the Company of the date of grant, provided that in the case of such grant to an individual who directly or indirectly owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company at the time of such grant, the purchase price shall not be less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date of grant.

      Exercise of Option and Payment for Stock. Stock options are exercisable at such time or times and subject to such terms and conditions as shall be determined by the Compensation Committee at or after grant. Payment of the option price shall be made in full upon exercise, (i) in cash, (ii) by delivery of shares of Common Stock, (iii) by any other property valued at its fair market value on the date of such exercise, or
(iv) by any combination of cash, stock and other property.

      Effect of Termination of Employment or Disability. An ISO shall terminate three months after the holder thereof ceases to be an employee of the Company. A NQSO contains no such limitation.

      Transferability of Options. Transferability of options may be restricted by the Compensation Committee.

Conclusion and Recommendations
------------------------------

      The Board of Directors believes it is in the interest of the Company and its stockholders to adopt the 1997 Stock Option Plan as amended by the Compensation Committee as discussed above. Such approval will assist the company in attracting and retaining key personnel and in strengthening the identity of such personnel's interest with those of the Company's stockholders. The majority of the votes cast by the holders of the Company's Stock at the meeting is required to approve this proposal. *The Board of Directors recommends a vote FOR this selection.

                              4.  OTHER MATTERS

      The Company has no knowledge of matters other than those set forth herein which will be presented at the Meeting. The persons named in the accompanying form of proxy will use their own discretion in voting with respect to matters which are not determined or known at the date hereof.

      The Company will provide to any stockholder, on the written request of any such person, a copy of the Company's annual report on Form 10-K, including financial statements and the schedules thereto for its fiscal year ending December 31, 1997, as filed with the Securities and Exchange Commission. No charge will be made for copies of such annual report, however, a reasonable charge for the exhibits will be made.

ADDITIONAL INFORMATION:

      1.   STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth, as of April 24, 1998, information as to (i) the Common Stock beneficially owned by all directors, nominees and named executive officers, and (ii) the Common Stock beneficially owned by any person who is known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock.


Name and Address of                 Amount and Nature
Beneficial Owner (1)               of Beneficial Ownership(2)    Percent
------------------------------------------------------------------------

Stephen J. Marrier                          364,877              14.6
Homer Duff(3)                               420,000              16.9(4)
Peter J. Hurley                               5,500                *
Mike Kehoe                                        0                *

All directors and executive officers
As a group (3 persons)                      770,377(4)

--------------------
<F*>  Less than one percent

<F1>  With the exception of Mr. Duff, the mailing address of each beneficial owner is 12812 60th Street North, Suite 200, Clearwater, Florida
      33760.  Mr. Duff's mailing address is c/o Duff's Restaurants, 1451-A
      North Missouri Avenue, Largo, FL 33770.
<F2>  Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of Common
      Stock shown as beneficially owned by them. Includes shares subject to warrants and stock options exercisable within sixty days, subject to shareholder approval of the 1997 Combination Stock Option Plan described in Section 3, above.
<F3>  Includes 400,000 shares over which the Board of Directors of the
      Company has voting rights as described in footnote 4, below.
<F4>  In connection with a spin-off transaction, the Board of Directors of the Company obtained (i) the right to vote 400,000 of the shares owned by Homer Duff pursuant to a proxy, which proxy shall be in effect until at least February 11, 1999, and (ii) an option to purchase such shares commencing December 13, 1998. In addition, Mr. Duff had previously agreed with the Company not to sell the subject shares until December 13, 1998.


      2.   COMPLIANCE WITH [SECTION] 16(A) OF THE EXCHANGE ACT OF 1934

      Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("Company Insider"), to file reports of ownership with the Securities and Exchange Commission. Company Insiders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of copies of those reports furnished to the Company, the Company believes that during its most recent fiscal year, with the exception of one report filed late by Mr. Hurley, each Company Insider complied with all Section 16(a) filing requirements.

      3.   COMPENSATION OF THE DIRECTORS AND NAMED EXECUTIVE OFFICERS

      The following sets forth the compensation paid to these executives of the Company during 1997 who earned in excess of $60,000. Options granted to the directors and named executive officers of the Company are set forth in the Option Grants in Last Fiscal Year table immediately following the Summary Compensation Table.

SUMMARY COMPENSATION TABLE
--------------------------


                                                            Long-Term Compensation
                              Annual Compensation                   Awards                  Payouts
                      ------------------------------------  ----------------------   ----------------------
                                                   Other
                                                  Annual    Restricted   Warrants/    Long-term    All Other
Name and                                          Compen-      Stock      Options/    Incentive     Compen-
Principal                     Salary    Bonus    sation(1)    Awards        SARs       Payouts       sation
Position              Year      ($)      ($)        ($)         ($)          (#)         ($)          ($)
-----------------------------------------------------------------------------------------------------------

Stephen J. Marrier,
Chief Executive
Officer (2) and       1997    198,077   12,500    27,375        --        320,000         --           --
Chairman of the       1996    175,000   10,938    20,850        --        120,003(3)      --           --
Board                 1995    130,000       --     8,400        --         40,000(3)      --           --

Amos Money,
President and Chief   1997     73,225    6,610     5,600        --             --         --           --
Operating Officer     1996    106,330    4,933     7,700        --         20,000         --           --
                      1995    106,330       --     6,192        --         10,000         --           --

Daniel J. Sullivan,
Chief Financial       1997    118,520    7,369     7,700                   20,000         --           --
Officer               1996    107,330    4,933     7,700        --         10,000         --           --

Robert Wheaton (4)

Ted Abajian (4)

--------------------
<F1>  Includes car allowance.
<F2>  Mr. Marrier served until October 31, 1997 as the Company's Chief
      Executive Officer pursuant to a management services contract between the Company and The Marrier Group, Inc.  Mr. Marrier is an employee of
      The Marrier Group, Inc. and compensation figures presented above reflect the gross fees paid by the Company to The Marrier Group, Inc., but excluding payments made under Mr. Marrier's Severance Agreement with the Company.
<F3>  These warrants were canceled effective January 2, 1997.  Because these warrants remained outstanding at the fiscal year end, the disclosures in this and the following table do not reflect such cancellation.
<F4>  As part of the strategic alliance with Star Buffet, Messrs. Wheaton and Abajian joined Stacey's Board of Directors on October 31, 1997.
      Mr. Wheaton also became Chief Executive Officer (resigning on February
      17, 1998).  They received no direct compensation for their services other than $3125 each in Director fees.  Star was compensated for the services of Messrs. Wheaton and Abajian via a management services contract between Star and Stacey's.


OPTION/WARRANT GRANTS IN LAST FISCAL YEAR
-----------------------------------------


                                        Individual Grants
                      ------------------------------------------------------

                                          Percent of
                                             Total
					    Options/
                          Number of         Warrants    Exercise
                          Securities        Granted     or Base			   Present Value
                      Underlying Option/   in Fiscal    Price     Expiration      of Each Option/
Name                 Warrants Granted (#)    Year       ($/Sh)       Date         Warrant Grant(1)
--------------------------------------------------------------------------------------------------

Stephen J. Marrier         320,000           89.2         .375     1/2/2007           $68,048

Garrett B. Hunter(2)         3,000             .8        1.375     8/1/2007            $2,935

Peter J. Hurley(3)           3,000             .8        1.375     8/1/2007            $2,935

Daniel J. Sullivan          20,000            5.6         .375     1/2/2007            $4,253

Maureen A. Jack              3,500            1.0        1.375     8/1/2007            $3,424


It is the Company's policy to award 2,000 stock options to each outside director at the time of his or her election to the Board of Directors and to award 600 stock options to each outside director each year thereafter.
                                                           -----------

--------------------
<F1>  The grant date present values for the options are determined using the
      Black-Scholes pricing model.  The assumptions used in calculating the
      Black-Scholes present values for the option/warrant grants were as follows: (a) risk free interest rates of 5.82% to 6.13%; (b) a dividend yield of 0%; (c) volatility of the common shares of 82%; and (d) an option term of ten years.  The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable.  The amount realized from an employee or director stock option/warrant ultimately depends on the market value of the common shares on the date of exercise.
<F2>  Mr. Hunter resigned from the Company's Board of Directors on March 5,
      1998.
<F3>  Mr. Hurley's company Harrison Hurley and Company was also granted warrants to purchase 200,000 shares of the Company's common stock at a price of $.48 per share on May 1, 1997.  In view of developments at the Company, Mr. Hurley declined the award of the warrants and they were never issued.


      4.   REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The Company's executive compensation system for its chief executive officer and other officers is based upon the Company's goal of maximizing guest satisfaction and shareholder value while minimizing the Company's overhead costs and expenses. The compensation package applied by the Board of Directors reflects this streamlined approach and conservative philosophy. The Company relies upon the dedication and commitment of its executive officers to the Company in achieving its success. The Company ties compensation to the achievements of its goals through a combination of base salary, profit sharing bonuses and stock options/warrants granted upon the achievement of certain performance levels. The Company believes stock options/warrants increase the interest of key employees in the long-term growth and performance of the Company.

                                       Respectfully submitted,




                                       Peter J. Hurley


      5.   COMPANY PERFORMANCE

      The following graph compares the Company's performance, as measured by its cumulative total return, with the S&P 500 Index and the Dow Jones Restaurant Index for five years ended January 1, 1998



       YEAR       S&P 500   RESTAURANT    STACEY'S
      ENDING       INDEX      INDEX        BUFFET
      --------------------------------------------

      12/30/92    100.00      100.00       100.00
      12/29/93    107.24      118.35       127.50
      12/28/94    105.02      110.09        40.00
      1/3/96      141.59      155.70        22.40
      1/1/97      168.80      156.58        20.00
      12/31/97    221.14      161.16        35.00



      6.   POLICY REGARDING TRANSACTIONS WITH AFFILIATES

      It is the policy of the Company that all transactions in excess of $10,000 with affiliates of the Company be approved by a majority of the disinterested directors of the Company and will be on terms no less favorable to the Company than such directors believe would be available from unrelated third parties or as otherwise determined by such directors to be in the best interests of the Company.

      In July 1996, the Company retained Harrison Hurley and Company to provide investment banking and consulting services, including the identification of potential merger and/or acquisition partners. The Company paid Harrison Hurley & Co. fees totaling approximately $143,000 in 1997.
The agreement further provides Harrison Hurley & Co. will receive a standard Lehman formula fee compensation, less the retainer fee, in connection with any transaction completed by the Company.

      7.   STOCKHOLDER PROPOSALS

      Stockholder proposals which comply with the requirements promulgated by the Securities and Exchange Commission will be included in the Company's proxy materials for the 1998 Annual Meeting, provided they are received by the Company at its executive offices located at 12812 60th Street North, Suite 200, Clearwater, Florida 33760, no later than January 31, 1999.


      8.   EXPENSES

      The expenses of preparing, assembling, and mailing the proxies and the materials used in the solicitation of proxies will be borne by the Company. The Company intends to limit solicitation of proxies through the mails but may, in addition, request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record by such persons.

                                       By Order of the Board of Directors




Clearwater, Florida
April 30, 1998


        PROXY FORM


                                        STACEY'S BUFFET, INC.
                                        12812 60th Street North, Suite 200
                                        Clearwater, Florida 33760


         PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS JUNE 26, 1998

The undersigned stockholder of Stacey's Buffet, Inc. hereby appoints Jeffrey
M. Stoler and Thomas H. Dolan, or either of them, with power of substitution as proxies for the undersigned to vote for and in the name, place and stead of the undersigned at the Annual Meeting of Stockholder's of Stacey's Buffet, Inc., to be held at 1:30 p.m. on June 26, 1998, at the offices of Gadsby & Hannah L.L.P., 225 Franklin Street, 22nd floor, Boston, Massachusetts 02110, and at any adjournment thereof according to the number of votes and as fully as the undersigned would be entitled to vote if personally present.

1.   ELECTION OF DIRECTORS

[ ] FOR all nominees listed below         [ ]  WITHHOLD AUTHORITY to vote
(except as marked to the contrary)             for all nominees listed below


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW).

               Peter J. Hurley                Stephen J. Marrier


2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS FOR THE COMPANY.

     [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN


3.   PROPOSAL TO RATIFY THE ADOPTION OF THE 1997 COMBINATION STOCK OPTION
     PLAN.

     [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL DESCRIBED.

Please sign exactly as name appears on the label below. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized person.

The undersigned acknowledges receipt of the Notice of said Meeting and the Proxy Statement dated April 30, 1998 by signing this Proxy.


Dated: ________________________________, 1998


_____________________________________________
Signature


_____________________________________________
Signature if held jointly